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                         AGREEMENT AND PLAN OF MERGER

                         dated as of December 15, 2000

                                by and between

                              PASTA GROUP, L.L.C.

                                      and

                            NEW WORLD PASTA COMPANY
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                         AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of December 15, 2000 (this "Agreement"), by and between Pasta Group, L.L.C., a Delaware limited liability company, and New World Pasta Company, a Delaware corporation ("New World Pasta").

                                  WITNESSETH:

        WHEREAS, New World Pasta, as the sole owner of Pasta Group, L.L.C., desires to reorganize the business of Pasta Group, L.L.C. by means of a merger (the "Merger") of Pasta Group, L.L.C. with and into New World Pasta;

        WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act of 1992, Del. Code Ann. Tit. 6, (S)(S)18-101 et. seq., as amended from time to time (the "LLC Act"), and Section 264 of the General Corporation Law, Del. Code Ann. Tit. 8, (S)(S)101 et. seq., as amended from time to time (the "GCL"), authorize the merger of a Delaware limited liability company with and into a Delaware corporation;

        WHEREAS, the members of Pasta Group, L.L.C. and the board of directors of New World Pasta have each approved this Agreement and the consummation of the Merger;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

        1.1 Merger of Pasta Group, L.L.C. into New World Pasta. In accordance
            --------------------------------------------------
with the provisions of this Agreement, Section 18-209 of the LLC Act and Section 264 of the GCL, Pasta Group, L.L.C. shall merge with the surviving entity, New World Pasta, and New World Pasta shall file a certificate of merger substantially in the form of Exhibit 1 attached hereto (the "Certificate of Merger") with the Department of State of Delaware; and shall make all other filings and recordings required by applicable law in connection with the Merger. As is specified in the Certificate of Merger, the Merger shall become effective at 12:01 a.m. on January 1, 2001 (the "Effective Time"). At the Effective Time, Pasta Group, L.L.C. shall be merged with and into New World Pasta, whereupon the separate existence of Pasta Group, L.L.C. shall cease, and New World Pasta shall continue its existence as a Delaware Corporation.

        1.2 Effect of the Merger. At the Effective Time, the effect of the
            --------------------
Merger shall be as provided in the applicable provisions of the GCL and the LLC Act, and without limiting the generality of the foregoing, New World Pasta shall, without further transfer, succeed to and possess all of the rights, privileges, powers of Pasta Group, L.L.C., and all of the assets and property of whatever kind and character of Pasta Group, L.L.C. shall vest in New World Pasta without further act or deed; thereafter, New World Pasta, as the surviving entity, shall be liable for all of the liabilities and obligations of Pasta Group, L.L.C., and any claim, judgment or
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arbitration award against Pasta Group, L.L.C. may be enforced against New World
Pasta, as the surviving entity.

                                  ARTICLE 2.

                             SURVIVING CORPORATION

        2.1 Name. The name of the surviving corporation shall be New World Pasta
            ----
Company.

        2.2 Certificate of Incorporation. The certificate of incorporation of
            ----------------------------
New World Pasta in effect at the Effective Time shall be and remain the certificate of incorporation of the surviving corporation.

                                  ARTICLE 3.

                             MEMBERSHIP AND STOCK

        3.1 Membership Interests; Capital Stock. At the Effective Time, by
            -----------------------------------
virtue of the Merger and without any action on the part of Pasta Group, L.L.C. or New World Pasta:

                (a) all of the outstanding membership interest of Pasta Group, L.L.C. shall be converted into one share of the capital stock of New World Pasta, which shall then be immediately retired and cancelled; and

                (b) except as set forth in Section 3.1(a), the capital stock of New World Pasta Company shall remain unchanged.

                                  ARTICLE 4.

                                 MISCELLANEOUS

        4.1 Amendment. Any provision of this Agreement may, subject to
            ---------
applicable law, be amended or waived prior to the effective time if, and only if, such amendment or waiver is in writing and signed by both Pasta Group, L.L.C. and New World Pasta.

        4.2 Further Assurances. If at any time New World Pasta shall consider or
            ------------------
be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in New World Pasta the title to any property or right of Pasta Group, L.L.C., or otherwise to carry out the provisions hereof, the proper representatives of Pasta Group, L.L.C. as of the Effective Time shall execute and deliver all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in New World Pasta, and otherwise to carry out the provisions hereof.
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        4.3 Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        4.4 Governing Law. This Agreement shall be construed in accordance with
            -------------
and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                       Pasta Group, L.L.C..


                                       By:   /s/ Mark E. Kimmel
                                            -----------------------------------
                                             Vice President



                                       New World Pasta Company


                                       By:    /s/ Glenn Zearfoss
                                             -----------------------------------
                                              Vice President
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                             CERTIFICATE OF MERGER
                                      of
                              PASTA GROUP, L.L.C.
                                 with and into
                            NEW WORLD PASTA COMPANY


        In compliance with the requirements of Del. Code Ann. Tit. 8 (S) 264 and Del. Code Ann. Tit. 6, (S) 18-209 (relating to a certificate of merger or consolidation), the undersigned corporation formed and existing under the laws of the State of Delaware, desiring to effect a merger, hereby certifies that:

        1. The name and state of formation or organization of each of the constituent entities which is to merge is as follows:

             Name                           State of Formation or Organization
             ----                           ----------------------------------

             Pasta Group, L.L.C.            Delaware
             New World Pasta Company        Delaware

        2. An agreement of merger has been approved and executed by each of Pasta Group, L.L.C. and New World Pasta Company.

        3. The name of the surviving business entity is New World Pasta Company.

        4. The merger shall be effective at 12:01 a.m. on January 1, 2001.

        5. The certificate of incorporation of New World Pasta in effect at 12:01 a.m. on January 1, 2001 shall be and remain the certificate of incorporation of the surviving corporation.

        6. The executed agreement of merger is on file at a place of business of the surviving business entity. The address of such place of business is 85 Shannon Road, Harrisburg, Pennsylvania 17112.

        7. A copy of the agreement of merger will be furnished by the surviving business entity, on request and without cost, to any member of Pasta Group, L.L.C., and to any stockholder of New World Pasta Company.
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        IN WITNESS WHEREOF, New World Pasta Company has caused this Certificate of Merger to be duly executed.

                                   NEW WORLD PASTA COMPANY


                                   By:  /s/ Mark E. Kimmel
                                       ----------------------------------------
                                        Vice President